Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated June 23, 2000 on the financial statements of DO Group, Inc. as of and for the years ended March 31, 2000 and 1999, appearing in MITY Enterprises, Inc.'s Annual Report on Form 10-K for the year ended March 31,2001.

/s/ Crowe Chizek and Company LLP
CROWE CHIZEK AND COMPANY LLP
Elkhart, Indiana
March 28, 2002